Fourth Quarter 2024 Earnings Presentation January 23, 2025

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward- looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on our securities repositioning and loan recoveries, reaching effective resolutions on problem loans, or significantly reducing special mention and/or non-performing loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward- looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 7, 2024 (the "Form 10-K"), our quarterly report on Form 10-Q for the quarter ended March 31, 2024 filed on May 3, 2024, in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2024 filed on November 4, 2024 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three month periods ended September 30, 2024, June 30, 2024, March 31, 2024, and the three and twelve month periods ended December 31, 2024, may not reflect our results of operations for our fiscal year ended, or financial condition as of December 31, 2024, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre- provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for net unrealized losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity”, and "tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on securities held to maturity". This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2024, including the effect of non-core banking activities such as the sale of loans and securities (including the investment portfolio repositioning initiated in the third quarter of 2024) and other repossessed assets, the sale of our Houston franchise, the valuation of securities, derivatives, loans held for sale and other real estate owned, impairment of investments, the early repayment of FHLB advances, Bank owned life insurance restructure, and other non-routine actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to reported results.

3 4Q24 Highlights Balance Sheet • Total assets were $9.9 billion, down by $455.4 million, compared to $10.4 billion in 3Q24 • Cash and cash and equivalents were $590.4 million, down by $81.5 million, compared to $671.8 million in 3Q24 • Total investments were at $1.50 billion, down by $44.6 million, compared to $1.54 billion in 3Q24 • Total gross loans were $7.3 billion, down by $294.7 million, compared to $7.6 billion in 3Q24; excluding the sale of the Houston franchise and the pool of business-purpose, investment property, residential mortgage loans, 4Q loan growth was $255 million • Total deposits were $7.9 billion, down by $256.9 million, compared to $8.1 billion in 3Q24; excluding the sale of the Houston franchise, 4Q deposits were up by $317 million • FHLB advances were $745.0 million, down by $170.0 million, compared to $915.0 million in 3Q24 • Total Capital Ratio was 13.43% compared to 12.72% in 3Q24 • CET 1 was 11.21% compared to 10.65% in 3Q24 • Tier 1 Capital Ratio was 11.95% compared to 11.36% in 3Q24 • TCE Ratio(1) was 8.77% compared to 8.51% in 3Q24 (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP

4 4Q24 Highlights Income Statement • Net income attributable to the Company was $16.9 million, or $0.40 per diluted share compared to net loss of $48.2 million or diluted loss per share of $1.43 in 3Q24 • NIM was 3.75% up by 26 basis points compared to 3.49% in 3Q24 • Net Interest Income (“NII”) was $87.6 million, up $6.6 million, from $81.0 million in 3Q24 • Provision for credit losses was $9.9 million, down by $9.1 million, compared to $19.0 million in 3Q24 (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP (2) Represents core non-interest income, core non-interest expense and core PPNR, which are Non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP As Reported Adjustments Adjusted(2) ($ in millions) Securities Losses due to Portfolio Repositioning Gain on early extinguishment of FHLB Advances Net gain on Houston Franchise Sale Houston Franchise Sale transaction costs Loss on sale of investment property, residential mortgage loans Non-interest income $23.7 $8.2 ($1.4) ($12.6) — — $17.8 Non-interest expense $83.4 — — — $2.5 $12.6 $68.2 PPNR(1) $27.9 $8.2 ($1.4) ($12.6) $2.5 $12.6 $37.2

5 4Q24 Highlights Other Items of Note • Securities Portfolio repositioning completed in early October 2024 with $8.1 million in losses in 4Q24 • Houston Franchise Sale completed on November 8, 2024 with deposit premium of $12.5 million and transaction costs of approximately $2.7 million • Gain on early repayment of FHLB Advances of $1.4 million • On December 27, 2024, sold a portfolio of approximately $71.4 million in business-purpose, investment property, residential mortgage loans with average interest rate of 7.13%; loss on sale of $12.6 million including estimated transaction costs. The loans were originated under an Uncommitted Credit and Guarantee Agreement (i.e., an uncommitted loan program) • Paid quarterly cash dividend of $0.09 per common share on November 29, 2024 • As of 4Q24 our borrowing capacity with either the FED or FHLB was $2.5 billion • Assets under management increased $339.5 million to $2.9 billion, compared to $2.6 billion in 3Q24, primarily driven by net new assets and market valuations

6 228.74% 74.91% 3Q24 4Q24 18.3% 19.2% 3Q24 4Q24 11.36% 11.95% 3Q24 4Q24 3.49% 3.75% 3Q24 4Q24 NIB Deposits/ Total Deposits Tier 1 Capital RatioNet Interest Margin Efficiency Ratio 1.15% 1.18% 3Q24 4Q24 ACL / Total Loans Held for Investment (1.92)% 0.67% 3Q24 4Q24 ROA (24.98)% 7.38% 3Q24 4Q24 Excluding non-routine items ($15.1 million in non-routine expenses and $5.9 million in non-routine noninterest income), the core metrics were as follows during 4Q24: • Core Efficiency Ratio* was 64.71% compared to 69.29% in 3Q24 • Core ROA* was 0.83% compared to 0.37% in 3Q24 • Core ROE* was 9.25% compared to 4.80% in 3Q24 ROE Key Performance Metrics * Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP measures.

7 83.2% 16.8% U.S. Gov't agency and sponsored enterprise residential MBS; 87.9% U.S. Gov't agency and sponsored enterprise commercial MBS; 9.9% U.S. Gov't agency and sponsored enterprise obligations; 1.2% Non-agency MBS and other; 1.0% $1,217.5 $1,476.4 $1,437.2 $226.6 $—$2.5 $2.6 $2.5 4.17% 4.19% 4.73% 4Q23 3Q24 4Q24 0 500 1,000 1,500 85.7% 14.3% Balances and Yields (1) AFS HTM Fixed vs. Floating (2) September 2024 December 2024 Floating rate Fixed rate Available for Sale Securities by Type December 31, 2024 4.9 yrs Effective Duration ($ in millions) Marketable Equity Securities (1) Excludes Federal Reserve Bank and FHLB stock (2) Based on estimated prepayment speeds Yield 5.2 yrs Effective Duration 27.4 30.6 47.8 39.5 1Q25 2Q25 3Q25 4Q25 0.0 25.0 50.0 75.0 ($ in millions) Expected Prepayments & Maturities Expected Prepayments & Maturities (3) Maturing Yield % Investment Portfolio 4.74% 4.89% 4.88% 5.07%

8 Loan Activity YTD Loans Beginning Balance at December 31, 2023 ($ in millions) Production Other Activity (prepayments, maturities and paydowns) Houston Multifamily Loan Sale (1) Houston Franchise Sale (2) 4Q24 Disclosed Loan Sale (3) Ending Balance at December 31, 2024 ($ in millions) Commercial $ 5,208 $ 1,662 $ (1,014) $ (365) $ (338) $ — $ 5,153 Consumer 1,642 431 (74) — (136) (71) 1,792 International 120 — (2) — — — 118 Other Loans 350 7 (178) — — — 179 Loans in Process (55) — 80 — — — 25 Total $ 7,265 2,100 (1,188) (365) (474) (71) $ 7,267 (1) See 8-K filed on January 16, 2024 for more information (2) See 8-K filed on November 8, 2024 for more information. Loan amount is based on settlement after 8K was filed. (3) See 8-K filed on January 2, 2025 for more information

9 37.2% 34.1% 35.0% 34.7% 34.7% 20.9% 22.5% 22.7% 23.9% 26.4% 16.2% 17.0% 16.4% 16.2% 13.9% 20.4% 21.6% 21.7% 21.4% 21.3% 5.4% 4.8% 4.2% 3.8% 3.8% 7.09% 7.05% 7.08% 7.08% 7.00% 4Q23 1Q24 2Q24 3Q24 4Q24 73.4% 78.2% 79.4% 80.3% 91.5% 17.3% 12.9% 11.6% 10.5% 3.0% 3.3% 3.0% 2.9% 3.0% 4.5% 3.9% 4.2% 4.7% 4.0% 1.8% 1.7% 1.6% 1.5% 1.6% 4Q23 1Q24 2Q24 3Q24 4Q24 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Composition (1) Geographic Mix (Domestic) Geographic ix (1) South Florida Texas New York Average Loan Yield Other (2) (1) Includes loans held for investment carried at amortized cost and loans held for sale carried at fair value. 3Q24 and 2Q24 also includes loans held for sale carried at the lower of cost or fair value in connection with the Houston Transaction. 4Q23 also includes loans held for sale carried at the lower of cost and estimated fair value related to the sale of certain Houston-CRE loans, which closed in the first quarter of 2024. (2) Consists of international loans; residential loans with U.S. collateral and one commercial relationship Tampa Loan Portfolio Highlights

10 CRE Type FL TX NY Other Total % Total CRE % Total Loans (1) Income Producing (2) Land and Construction Retail $ 603 $ 19 $ 83 $ 15 $ 720 29.0% 10.0% $ 720 $ — Multifamily 296 60 84 15 $ 455 18.0% 6.0% 336 119 Office 339 3 40 64 $ 446 18.0% 6.0% 446 — Hotels 250 — — 47 $ 297 12.0% 4.0% 289 8 Industrial 59 4 15 — $ 78 3.0% 1.0% 78 — Specialty 143 — — 36 $ 179 7.0% 2.0% 145 34 Land 286 — — 49 $ 335 13.0% 5.0% — 335 Total CRE $ 1,976 $ 86 $ 222 $ 226 $ 2,510 100.0% 34.0% $ 2,014 $ 496 Outstanding as of December 31, 2024 ($ in millions) (1) Calculated as a percentage of loans held for investment only (2) Income producing properties include non-owner occupied and multi-family residential loans Commercial Real Estate (CRE) Held For Investment - Detail

11 0.47% 0.43% 1.38% 1.52% 1.43% 0.56% 0.51% 1.24% 1.25% 1.23% 4Q23 1Q24 2Q24 3Q24 4Q24 2.8x 3.2x 0.9x 0.7x 0.8x 4Q23 1Q24 2Q24 3Q24 4Q24 $95.5 $96.1 $94.4 $79.9 $85.0 1.39% 1.38% 1.41% 1.15% 1.18% 4Q23 1Q24 2Q24 3Q24 4Q24 0.85% 0.69% 1.13% 1.90% 0.26% 4Q23 1Q24 2Q24 3Q24 4Q24 Net Charge-Offs / Average Total Loans Held for Investment Allowance for Credit Losses ($ in millions) NPLs/ Total Loans and NPAs / Total Assets Allowance for Credit Losses / Total NPL Allowance for Credit Losses ACL as a % of Total Loans Held for Investment NPLs / Total Loans NPAs / Total Assets Credit Quality

12 $79.9 $(7.4) $2.7 $5.1 $2.5 $0.5 $1.7 $85.0 3Q24 Gross Charge-offs Recoveries Requirement for Charge-offs Specific Reserves Change Credit Quality and Macroeconomic Changes Loan Growth 4Q24 ($ in millions) Allowance for Credit Losses

13 Special Mention Loans $76.4 $(17.6) $(34.1) $(19.3) $5.4 3Q24 Upgrades to Pass Downgrades to Substandard Payoffs/Paydowns 4Q24 ($ in millions) Special Mention Loans Remarks: • The downgrades to Substandard consist of one commercial relationship and one CRE FL hotel loan with a cash collateral portion upgraded to "pass" and the residual balance downgraded further. • Upgrades of one CRE FL retail loan, one owner-occupied loan and the cash collateral portion of the CRE loan mentioned above • Payoffs consist of two owner-occupied relationships

14 Classified loans $114.2 $49.7 $(0.7) $(3.4) $(7.4) $(7.3) $(19.4) $125.7 3Q24 Downgrades to Substandard Upgrade Transfer to OREO Charge-offs Sold Payoffs/Paydowns 4Q24 ($ in millions) Remarks: • The downgrades to substandard includes one CRE construction loan in addition to the two loans downgraded from special mention described in the previous slide • Transfer to OREO includes one commercial/owner occupied relationship • Loans sold include two CRE FL loans, which were sold at par • Charge-offs are primarily related to indirect consumer portfolio and smaller commercial loans • Payoffs includes one owner occupied loan and one commercial loan, and pay downs include four commercial loans

15 7,895 7,878 7,816 8,111 7,854 $4,153 $4,236 $4,040 $4,225 $4,115 $1,578 $1,595 $1,611 $1,702 $1,533 $737 $650 $700 $702 $702 $1,427 $1,397 $1,465 $1,482 $1,504 2.88% 3.00% 2.98% 2.99% 2.76% 4Q23 1Q24 2Q24 3Q24 4Q24 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 $2,494 $2,423 $2,465 $2,576 2021 2022 2023 2024 1,000 2,000 3,000 $3,137 $4,621 $5,430 $5,278 2021 2022 2023 2024 2,500 5,000 Domestic Deposits ($ in millions) Deposit Composition International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits Cost of total Deposits ($ in millions) Noninterest Bearing Demand Deposits 33% of Total Deposits Avg. account balance: $43,000 67% of Total Deposits Avg. account balance: $135,000 Well Diversified and Stable Deposit Mix

16 $81.7 $78.0 $79.4 $81.0 $87.6 3.72% 3.51% 3.56% 3.49% 3.75% Net Interest Income NIM 4Q23 1Q24 2Q24 3Q24 4Q24 0 10 20 30 40 50 60 70 80 90 NII and NIM (%) 16 ($ in millions) 4Q23 1Q24 2Q24 3Q24 4Q24 Cost of Deposits (Domestic) 3.71% 3.78% 3.74% 3.72% 3.39 % Cost of Deposits (International) 1.14% 1.39% 1.42% 1.41% 1.38 % Cost of FHLB Advances 3.89% 3.48% 3.79% 4.07% 4.04 % Cost of Funds 3.01% 3.09% 3.11% 3.15% 2.94%0.62 0.47 0.49 0.49 0.54 0.27 4Q23 1Q24 2Q24 3Q24 4Q24 0.00 1.00 2.00 0.00 0.25 0.50 0.75 Quarterly BetaCumulative Beta Net Interest Income and NIM Total Deposits Beta Evolution Cost of Funds N/A N/A (0.02)

17 <1 year; 60% 1-3 years; 4% 4-5 years; 6% 5+ years; 30% 331 347 354 361 374 380 385 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps As of December 31, 2024 Fixed 45%Adjustable 55% 17 By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve. Loan Portfolio Details Impact on NII from Interest Rate Change (1) AFSChange from base ($ in M ill io n s) Fixed 45% UST 2% Prime 13% SOFR 40% As of December 31, 2024 Impact on AFS from Interest Rate Change (1) -8.3% -3.8% 0% 5.3% 3.7% -1.9% 6.8% No Floor; 54% 0.5-2%; 2% 2-3.5%; 12% 3.5-5%; 10% 5-6.75%; 22% By Floors 1,557 1,503 1,470 1,435 1,400 1,362 1,285 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io n s) 8.5% 4.8% 2.4% 0% -2.5% -5.1% -10.5% Expected AOCL Improvement Change from MVNet Interest Income (54,829) (42,046) 4Q24 4Q25 (estimated) (60,000) (40,000) (20,000) approx. 23% drop in AOCL Interest Rate Sensitivity

18 19.5 14.5 19.4 23.6 (47.7) $4.4 $4.3 $5.3 $5.0 $5.4 $4.2 $4.3 $4.5 $4.5 $4.7 $(68.5) $(8.2) $3.8 $5.6 $7.2 $7.8 $19.6 $0.5 $2.4 $3.5 $6.5 4Q23 1Q24 2Q24 3Q24 4Q24 -75 -50 -25 0 25 50 17% 83% 26% 74% Non-Interest Income Mix Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income (1) DomesticInternational 4Q23 $2.9B ($ in millions) Securities gains (losses), net Loan-related derivative income Derivative (losses) gains, net Gain on early extinguishment of FHLB advances, net Non-Interest Income Mix $2.3B Assets Under Management and Custody 4Q24 (1) Other noninterest income in 4Q24 includes a $12.6 million one-time gain on the sale of the Houston Operations $0.2 $(0.2) $(0.1) $(0.2) $1.4 $0.7 $0.8

19 109.7 66.6 73.3 76.2 83.4 $33.0 $33.0 $33.9 $35.0 $35.3 $76.7 $33.6 $39.4 $41.2 $48.1 682 696 720 735 698 4Q23 1Q24 2Q24 3Q24 4Q24 0 30 60 90 120 Non-Interest Expense Mix ($ in millions, except for FTEs) Non-routine Noninterest Expenses 43.1 0.0 5.6 5.7 15.1 $2.5 $— $12.6 4Q23 1Q24 2Q24 3Q24 4Q24 0 20 40 60 ($ in millions) Non-Interest Expense Salaries and employee benefits Other operating expenses FTEs Other non-routine noninterest expenses Fixed assets impairment Losses on sale of repossessed assets and other real estate owned loss $37.5 $5.6 $3.4 $1.3 $0.9 Losses on loans held for sale carried at the lower cost or fair value Noninterest expense $83.4 million Losses on loans held for sale, carried at the lower cost or fair value ($12.6 million) Other non-routine noninterest expenses (related to Houston Transaction) ($2.5 million) Core noninterest expenses (1) $68.2 million (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP

20 Change in Diluted Earnings (Loss) Per Common Share $(1.43) 0.18 1.92 0.27 (0.10) (0.44) $0.40 3Q24 Core PPNR(*) Net Non-Routine Items Provision for Credit Losses Capital Raise Income Tax Expense 4Q24 $(2.00) $(1.00) $— $1.00 $2.00 $3.00 EPS Trend (*) Refers to core PPNR which is a non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP.

21 • Projected loan growth of approximately 15% (annualized) • Projected deposit growth expected to match loan growth; continued focus on improving ratio of noninterest bearing to total deposits • Loan to deposit target remains at 95% • Net interest margin projected to be in the mid 3.60% range in 1Q25 • Projected expenses of approximately $71 million in 1Q25 given investment in continued expansion and seasonal payroll taxes; continue to project to achieve 60% efficiency in second half of 2025 as we grow • Will continue execution of prudent capital management, balancing between retaining capital for growth, and buybacks and dividends to enhance returns 1Q25 Outlook

22 • In 2025 our focus is on the execution of our strategic plan • The first two quarters of 2025 will continue to reflect increased investment in business development personnel to drive incremental growth, for both commercial and consumer banking • Emphasis is on accelerating our digital transformation efforts • Opening new regional office and banking center in West Palm Beach, two new locations in Miami Beach and a second one in downtown Tampa in the first half of 2025; continuing to opportunistically look at other locations • Expect improved growth and profitability that results from the execution of our strategic plan • Firmly committed to being the bank of choice in the markets we serve 2025 Overview

Supplemental Loan Portfolio Information

Loans Held for Investment Portfolio by Industry

(December 31, 2024) ($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans
Financial Sector (1)	$ 21	$ 578	$ 599	8.3 %
Construction and Real Estate & Leasing:				
Commercial real estate loans	2,510	—	2,510	34.7 %
Other real estate related services and equipment leasing (2)	147	150	297	410.0 %
Total construction and real estate & leasing	**2,657**	**150**	**2,807**	**38.9 %**
Manufacturing:				
Foodstuffs, Apparel	73	28	101	1.4 %
Metals, Computer, Transportation and Other	35	53	88	1.2 %
Chemicals, Oil, Plastics, Cement and Wood/Paper	3	7	10	0.1 %
Total Manufacturing	**111**	**88**	**199**	**2.8 %**
Wholesale (3)	102	108	210	2.0 %
Retail Trade (4)	218	197	415	5.7 %
Services:				
Non-financial Public Sector	—	14	14	0.2 %
Communication, Transportation, Health and Other (5)	223	393	616	8.5 %
Accommodation, Restaurants, Entertainment and other services (6)	171	261	433	6.0 %
Electricity, Gas, Water, Supply and Sewage Services	6	56	61	0.8 %
Total Services	**400**	**724**	**1,124**	**15.5 %**
Primary Products:				
Agriculture, Livestock, Fishing and Forestry	3	4	7	0.1 %
Mining	—	—	—	— %
Total Primary Products	**3**	**4**	**7**	**0.1 %**
Other Loans (7)	1,521	342	1,863	26.7 %
Total Loans	**$ 5,033**	**$ 2,192**	**$ 7,224**	**100.0 %**

(1) Consists primarily of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 38%
(4) Gasoline stations represented approximately 50%
(5) Healthcare represented approximately 66%
(6) Other repair and maintenance services represented approximately 31%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 9.4% of total loans
- 70% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Financial - Non-depository Financial Institutions
  - Wholesale - Food
  - Retail - Gas stations
  - Services – Healthcare and Restaurants

AMERANT℠ 24

25 17% 35% 34% 14% —% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% • CRE Retail in Florida primarily includes neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • Single Tenant consists of 4 loans in South FL totaling $23MM conveniently located in major traffic and touristic areas, 1 loan in Central FL totaling $3MM and one legacy in NY for $6MM in Brooklyn in a high traffic retail corridor with proximity to public transportation services Highlights CRE Retail (1) Retail - LTV Car Wash; 25.0% Clothing; 43.0% Restaurant; 11.0% Healthcare; 11.0% Groceries; 10.0% CRE Retail - Single Tenant (1) (1) CRE retail loans held for investment above $3 million Total: $642 million Loan Portfolio Percentage: 8.9% Total: $32 million Loan Portfolio Percentage: 0.4% Neighborhood Center; 36% Strip/Convenience; 24% Community Center; 20% Theme/Festival Center; 8% Single Tenant; 5% Retail Storefront; 3% Regional Center; 2% Flex Property; 1% Fashion/Specialty Center; 1% CRE Retail - Detail As of 12/31/2024

26 New York; 9% Texas; 10% South Florida; 75% Other US; 6.0% 14% 34% 44% 8% —% 50% or less 51-60% 61-70% 71-80% 81% or more 0% 10% 20% 30% 40% 50% 60% • CRE office above $3 million represent 28 loans totaling $431 million, or 96% of total CRE office with avg. debt-service coverage (DSCR) 1.8x and LTV 66% ◦ South Florida: 21 loans totaling $324 million with avg. DSCR 1.8x and LTV 62% (66% Miami-Dade, 29% Broward and 5% Palm Beach) ◦ New York: 2 loans totaling $40 million with avg. DSCR 1.8x and LTV 64% (52% Kings and 48% Westchester) ◦ Texas: 3 loans totaling $42 million with avg. DSCR 1.6x and LTV 66% (92% Dallas and 8% Harris) Highlights CRE Office (1) Office - LTV (1) CRE office loans held for investment above $3 million Total: $431 million Loan Portfolio Percentage: 6.0% CRE Office - Detail As of 12/31/2024

Appendices

Appendix 1

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for (reversal of) credit losses, provision for income tax expense (benefit), the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned and repossessed assets, the early repayment of FHLB advances, impairment of investments, enhancement of the bank owned life insurance and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful to understand the Company's performance absent these transactions and events.

($ in thousands)	Three Months Ended,					Years Ended December 31,	
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	2024	2023
Net income (loss) attributable to Amerant Bancorp Inc.	$ 16,881	$ (48,164)	$ 4,963	$ 10,568	$ (17,123)	$ (15,752)	$ 32,490
Plus: provision for credit losses [1]	9,910	19,000	19,150	12,400	12,500	60,460	61,277
Plus: provision for income tax (benefit) expense	1,142	(13,728)	1,360	2,894	(2,972)	(8,332)	10,539
Pre-provision net revenue (PPNR)	27,933	(42,892)	25,473	25,862	(7,595)	36,376	104,306
Plus: non-routine noninterest expense items	15,148	5,672	5,562	—	43,094	26,382	66,152
(Less) plus: non-routine noninterest income items	(5,864)	68,484	(28)	206	(5,688)	62,798	(28,468)
Core pre-provision net revenue (Core PPNR)	$ 37,217	$ 31,264	$ 31,007	$ 26,068	$ 29,811	$ 125,556	$ 141,990
Total noninterest income	$ 23,684	$ (47,683)	$ 19,420	$ 14,488	$ 19,613	$ 9,909	$ 87,496
Less: Non-routine noninterest income items:							
Derivative (losses) gains, net	—	—	(44)	(152)	(151)	(196)	28
Securities (losses) gains, net [2]	(8,200)	(68,484)	(117)	(54)	33	(76,855)	(10,989)
Bank owned life insurance charge [3]	—	—	—	—	(655)	—	(655)
Gain on sale of Houston Franchise [11]	12,636	—	—	—	—	12,636	—
Gains on early extinguishment of FHLB advances, net	1,428	—	189	—	6,461	1,617	40,084
Total non-routine noninterest income items	5,864	(68,484)	28	(206)	5,688	(62,798)	28,468
Core noninterest income	$ 17,820	$ 20,801	$ 19,392	$ 14,694	$ 13,925	$ 72,707	$ 59,028

AMERANT 28

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands)	Three Months Ended					Years Ended December 31,	
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	2024	2023
Total noninterest expenses	$ 83,386	$ 76,208	$ 73,302	$ 66,594	$ 109,702	$ 299,490	$ 311,355
Less: non-routine noninterest expense items							
Restructuring costs [4]							
Staff reduction costs [5]	—	—	—	—	1,120	—	4,006
Contract termination costs [6]	—	—	—	—	—	—	1,550
Consulting and other professional fees and software expenses [7]	—	—	—	—	1,629	—	6,379
Disposition of fixed assets [8]	—	—	—	—	—	—	1,419
Branch closure and related charges [9]	—	—	—	—	—	—	2,279
Total restructuring costs	—	—	—	—	2,749	—	15,633
Other non-routine noninterest expense items:							
Losses on loans held for sale carried at the lower cost or fair value [10][11]	12,642	—	1,258	—	37,495	13,900	43,057
Other real estate owned valuation expense [12]	—	5,672	—	—	—	5,672	2,649
Goodwill and intangible assets impairment [11]	—	—	300	—	1,713	300	1,713
Fixed assets impairment [11][13]	—	—	3,443	—	—	3,443	—
Legal, broker fees, and other costs [11]	2,506	—	561	—	—	3,067	—
Bank owned life insurance enhancement costs [3]	—	—	—	—	1,137	—	1,137
Impairment charge on investment carried at cost	—	—	—	—	—	—	1,963
Total non-routine noninterest expense items	$ 15,148	$ 5,672	$ 5,562	$ —	$ 43,094	$ 26,382	$ 66,152
Core noninterest expenses	$ 68,238	$ 70,536	$ 67,740	$ 66,594	$ 66,608	$ 273,108	$ 245,203

AMERANT 29

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	Years Ended December 31, 2024	2023
Net income (loss) attributable to Amerant Bancorp Inc.	$ 16,881	$ (48,164)	$ 4,963	$ 10,568	$ (17,123)	$ (15,752)	$ 32,490
Plus after-tax non-routine items in noninterest expense:							
Non-routine items in noninterest expense before income tax effect	15,148	5,672	5,562	—	43,094	26,382	66,152
Income tax effect [14]	(3,409)	(1,332)	(1,196)	—	(8,887)	(5,937)	(13,892)
Total after-tax non-routine items in noninterest expense	11,739	4,340	4,366	—	34,207	20,445	52,260
(Less) plus: before-tax non-routine items in noninterest income:							
Non-routine items in noninterest income before income tax effect	(5,864)	68,484	(28)	206	(5,688)	62,798	(28,468)
Income tax effect [14]	(1,596)	(15,411)	6	(44)	1,032	(17,045)	5,978
Total after-tax non-routine items in noninterest income	(7,460)	53,073	(22)	162	(4,656)	45,753	(22,490)
BOLI enhancement tax impact [3]	$ —	$ —	$ —	$ —	$ 2,844	$ —	$ 2,844
Core net income	$ 21,160	$ 9,249	$ 9,307	$ 10,730	$ 15,272	$ 50,446	$ 65,104
Basic earnings (loss) per share	$ 0.40	$ (1.43)	$ 0.15	$ 0.32	$ (0.51)	$ (0.44)	$ 0.97
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [15]	0.28	0.13	0.13	—	1.11	0.57	1.64
(Less) plus: after tax impact of non-routine items in noninterest income	(0.18)	1.57	—	—	(0.14)	1.28	(0.67)
Total core basic earnings per common share	$ 0.50	$ 0.27	$ 0.28	$ 0.32	$ 0.46	$ 1.41	$ 1.94
Diluted earnings (loss) per share [16]	$ 0.40	$ (1.43)	$ 0.15	$ 0.31	$ (0.51)	$ (0.44)	$ 0.96
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [15]	0.28	0.13	0.13	—	1.11	0.57	1.63
(Less) plus: after tax impact of non-routine items in noninterest income	(0.18)	1.57	—	0.01	(0.14)	1.28	(0.66)
Total core diluted earnings per common share	$ 0.50	$ 0.27	$ 0.28	$ 0.32	$ 0.46	$ 1.41	$ 1.93
Net income (loss) / Average total assets (ROA)	0.67 %	(1.92) %	0.21 %	0.44 %	(0.71) %	(0.16) %	0.34 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [15]	0.46 %	0.18 %	0.17 %	— %	1.55 %	0.21 %	0.58 %
(Less) plus: after tax impact of non-routine items in noninterest income	(0.30) %	2.11 %	— %	— %	(0.20) %	0.46 %	(0.23) %
Core net income / Average total assets (Core ROA)	0.83 %	0.37 %	0.38 %	0.44 %	0.64 %	0.51 %	0.69 %

AMERANT 30

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	Years Ended December 31, 2024	2023
Net income (loss) / Average stockholders' equity (ROE)	7.38 %	(24.98)%	2.68 %	5.69 %	(9.22)%	(1.99)%	4.39 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [15]	5.13 %	2.25 %	2.36 %	— %	19.96 %	2.58 %	7.44 %
(Less) plus: after tax impact of non-routine items in noninterest income	(3.26)%	27.53 %	(0.01)%	0.09 %	(2.51)%	5.78 %	(3.04)%
Core net income / Average stockholders' equity (Core ROE)	9.25 %	4.80 %	5.03 %	5.78 %	8.23 %	6.37 %	8.79 %
Efficiency ratio	74.91 %	228.74 %	74.21 %	72.03 %	108.30 %	89.17 %	75.21 %
(Less): impact of non-routine items in noninterest expense and noninterest income	(10.20)%	(159.45)%	(5.61)%	(0.16)%	(38.63)%	(20.66)%	(11.60)%
Core efficiency ratio	64.71 %	69.29 %	68.60 %	71.87 %	69.67 %	68.51 %	63.61 %
Stockholders' equity	$ 890,467	$ 902,888	$ 734,342	$ 738,085	$ 736,068	$ 890,467	$ 736,068
Less: goodwill and other intangibles [17]	(24,314)	(24,366)	(24,581)	(24,935)	(25,029)	(24,314)	(25,029)
Tangible common stockholders' equity	$ 866,153	$ 878,522	$ 709,761	$ 713,150	$ 711,039	$ 866,153	$ 711,039
Total assets	9,897,691	10,353,127	9,747,738	9,817,772	9,716,327	9,897,691	9,716,327
Less: goodwill and other intangibles [17]	(24,314)	(24,366)	(24,581)	(24,935)	(25,029)	(24,314)	(25,029)
Tangible assets	$ 9,873,377	$ 10,328,761	$ 9,723,157	$ 9,792,837	$ 9,691,298	$ 9,873,377	$ 9,691,298
Common shares outstanding	42,127,316	42,103,623	33,562,756	33,709,395	33,603,242	42,127,316	33,603,242
Tangible common equity ratio	8.77%	8.51%	7.30%	7.28%	7.34%	8.77%	7.34%
Stockholders' book value per common share	$ 21.14	$ 21.44	$ 21.88	$ 21.90	$ 21.90	$ 21.14	$ 21.90
Tangible stockholders' book value per common share	$ 20.56	$ 20.87	$ 21.15	$ 21.16	$ 21.16	$ 20.56	$ 21.16

AMERANT 31

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	Years Ended December 31, 2024	2023
Tangible common stockholders' equity	$ 866,153	$ 878,522	$ 709,761	$ 713,150	$ 711,039	$ 866,153	$ 711,039
Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax [18]	—	—	(20,304)	(18,729)	(16,197)	—	(16,197)
Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity	$ 866,153	$ 878,522	$ 689,457	$ 694,421	$ 694,842	$ 866,153	$ 694,842
Tangible assets	$ 9,873,377	$ 10,328,761	$9,723,157	$ 9,792,837	$ 9,691,298	$ 9,873,377	$ 9,691,298
Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax [18]	—	—	(20,304)	(18,729)	(16,197)	—	(16,197)
Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity	$ 9,873,377	$ 10,328,761	$9,702,853	$ 9,774,108	$ 9,675,101	$ 9,873,377	$ 9,675,101
Common shares outstanding	42,127,316	42,103,623	33,562,756	33,709,395	33,603,242	42,127,316	33,603,242
Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity	8.77%	8.51%	7.11%	7.10%	7.18%	8.77%	7.18%
Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity	$ 20.56	$ 20.87	$ 20.54	$ 20.60	$ 20.68	$ 20.56	$ 20.68

AMERANT 32

33 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd) (1) Includes provision for credit losses on loans and provision for loan contingencies. See footnote 6 in Exhibit 1 - Selected Financial Information in the Earnings Release for more details. (2) In the third quarter of 2024, the Company executed an investment portfolio repositioning which resulted in a total pre-tax net loss of $68.5 million during the same period. The investment portfolio repositioning was completed in early October 2024 resulting in an additional $8.1 million in losses in the fourth quarter of 2024. (3) In the fourth quarter of 2023, the Company completed a restructuring of its bank-owned life insurance (“BOLI”) program. This was executed through a combination of a 1035 exchange and a surrender and reinvestment into higher-yielding general account with a new investment grade insurance carrier. This transaction allowed for higher team member participation through an enhanced split-dollar plan. Estimated improved yields resulting from the enhancement have an earn-back period of approximately 2 years. In the fourth quarter of 2023, we recorded total additional expenses and charges of $4.6 million in connection with this transaction, including: (i) a reduction of $0.7 million to the cash surrender value of BOLI; (ii) transaction costs of $1.1 million, and (iii) income tax expense of $2.8 million. (4) Expenses incurred for actions designed to implement the Company’s business strategy. These actions include, but are not limited to reductions in workforce, streamlining operational processes, promoting the Amerant brand, implementation of new technology system applications, decommissioning of legacy technologies, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (5) Staff reduction costs consist of severance expenses related to organizational rationalization. (6) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (7) In the three months and year ended December 31, 2023, includes an aggregate of $1.6 million and $6.4 million, respectively, of nonrecurrent expenses in connection with the engagement of FIS and, to a lesser extent, software expenses related to legacy applications running in parallel to new core banking applications. The transition to FIS was completed in 2023, therefore, there were no significant nonrecurrent expenses in connection with engagement of FIS in all the other periods shown. (8) Includes expenses in connection with the disposition of fixed assets due to the write-off of in-development software in the year ended December 31, 2023. (9) In the year ended December 31, 2023, includes expenses of $0.3 million in connection with the closure of a branch in Houston, Texas in 2023. In addition, in the year ended December 31, 2023, includes $0.9 million of accelerated amortization of leasehold improvements and $0.6 million of right-of-use, or ROU asset impairment, associated with the closure of a branch in Miami, Florida in 2023. Also, in the year ended December 31, 2023, includes $0.5 million of ROU asset impairment associated with the closure of a branch in Houston, Texas in 2023. (10) In the three months and year ended December 31, 2024, includes loss on sale of $12.6 million, including transaction costs, related to the sale of a portfolio of 323 business-purpose, investment property, residential mortgage loans with a balance of approximately $71.4 million. In each of the three months and year ended December 31, 2023, includes: (i) a fair value adjustment of $35.5 million related to an aggregate of $401 million in Houston- based CRE loans held for sale which are carried at the lower of fair value or cost, and (ii) a loss on sale of $2.0 million related to a New York-based CRE loan previously carried at the lower of fair value or cost. In the year ended December 31, 2023, includes a fair value adjustment of $5.6 million related to a New York-based CRE loan held for sale carried at the lower of fair value or cost. (11) In the three months and year ended ended December 31, 2024, amounts shown are in connection with the Houston Transaction. (12) In the year ended December 31, 2023, amount represents the loss on sale of repossessed assets in connection with our equipment-financing activities. (13) Related to Houston branches and included as part of occupancy and equipment expenses. See Exhibit 5 in the Earnings Release for additional information. (14) In the year ended December 31, 2024, income tax effect amounts on nonroutine items of noninterest income and expense were calculated using estimated tax rates of 27.14% and 22.50%, respectively. In the year ended December 31, 2023, amounts were calculated using an estimated tax rate of 21.00%. In the three months ended March 31, 2024, amounts were calculated based upon the effective tax rate for the period of 21.50%. For all of the other periods shown, amounts represent the difference between the current and prior period year-to-date tax effect. (15) In the three months and year ended December 31, 2023, per share amounts and percentages were calculated using the after-tax impact of non-routine items in noninterest expense of $34.2 million and $52.3 million, respectively, and BOLI tax impact of $2.8 million in each period. In all other periods shown, per share amounts and percentages were calculated using the after tax impact of non-routine items in noninterest expense. (16) See 2023 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation. (17) At December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, other intangible assets primarily consist of naming rights of $2.0 million, $2.1 million, $2.3 million, $2.4 million and $2.5 million, respectively, and mortgage servicing rights (“MSRs”) of $1.5 million, $1.4 million, $1.5 million, $1.4 million and $1.4 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets. (18) There were no debt securities held to maturity at December 31, 2024 and September 30, 2024. As of June 30, 2024, March 31, 2024 and December 31, 2023, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.38%, 25.40% and 25.36%, respectively.

34 Income Statement Highlights - 3Q24 vs 4Q24 ($ in thousands) 4Q24 3Q24 Change Total Interest Income Loans $ 128,910 $ 129,752 $ (842) Investment securities 17,123 17,127 (4) Interest earning deposits with banks and other interest income 6,885 4,758 2,127 Total Interest Expense Interest bearing demand deposits 12,859 15,345 (2,486) Savings and money market deposits 15,720 16,830 (1,110) Time deposits 26,427 27,260 (833) Advances from FHLB 7,946 8,833 (887) Senior notes 941 942 (1) Subordinated notes 361 361 — Junior subordinated debentures 1,030 1,067 (37) Securities sold under agreements to repurchase 1 — 1 Total Provision for Credit Losses 9,910 19,000 (9,090) Total Noninterest Income 23,684 (47,683) 71,367 Total Noninterest Expense 83,386 76,208 7,178 Income Tax Expense (Benefit) 1,142 (13,728) 14,870 Net Income (Loss) Attributable to Amerant Bancorp Inc. $ 16,881 $ (48,164) $ 65,045

35 • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCI/AOCL - Accumulated Other Comprehensive Income/Loss • CET 1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificate of deposits • C&I - Commercial and Industrial • EPS – Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent • HTM - Held to Maturity • MV - Market Value • NPL - Non-Performing Loans • NPA - Non-Performing Assets • NIB - Noninterest Bearing • NII - Net Interest Income • NIM – Net Interest Margin • ROA - Return on Assets • ROE - Return on Equity • SOFR - Secured Overnight Financing Rate • TCE ratio – Tangible Common Equity ratio Glossary

36Glossary (cont'd) • TCE Ratio - 4Q24 includes $39.8 million accumulated unrealized losses net of taxes primarily related to the decline in the fair value of debt securities available for sale, which are carried at fair value, as a result of increases in market rates. • Total Gross Loans - includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost • Brokered Deposits - there were no brokered transaction deposits in 4Q24, 3Q24, 2Q24 and 1Q24, while 4Q23 include brokered transaction deposits of $17 million. 4Q24, 3Q24, 2Q24, 1Q24, and 4Q23 brokered time deposits were $702 million , $702 million, $700 million, $650 million and $720 million, respectively. • Average deposit account balances in Deposit Mix Slide calculated as of December 31, 2024 • Cost of Total Deposits - Annualized and calculated based upon the average daily balance of total deposits. • ROA- calculated based upon the average daily balance of total assets • ROE - calculated based upon the average daily balance of stockholders' equity • Loans Held for Investment - excludes loans held for sale carried at fair value and loans held for sale carried at the lower of estimated fair value or cost • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets. • Net Charge Offs/Average Total Loans Held for Investment – Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses – Total loans exclude loans held for sale • Cost of Deposits - Calculated based upon the average balance of total noninterest bearing and interest bearing deposits. • Cost of Funds - Calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Quarterly beta (as shown in NII & NIM Slide): calculated based upon the change of the cost of deposit over the change of Federal funds rate (if any) during the quarter.

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